OPEN PLAN SYSTEMS, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT


     THIS AGREEMENT dated as of June 17, 1998, between Open Plan Systems, Inc., a Virginia corporation (the "Company"), and Great Lakes Capital, LLC, a Delaware limited liability company ("Optionee"), is made pursuant and subject to the provisions of that certain Management and Consulting Agreement, dated June 17, 1998, by and between the Company and Optionee (the "Consulting Agreement"). All terms used herein that are defined in the Consulting Agreement shall have the same meaning given them in the Consulting Agreement.

     1. Grant of Option. Pursuant to the terms of the Consulting Agreement, the Company hereby grants to Optionee, subject to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of Six Hundred Thousand (600,000) shares of the Common Stock, without par value, of the Company (the "Common Stock") at an option price per share as follows:

                           Number of                                   Strike
                              Shares                                    Price

                           150,000                                     $3.00
                           150,000                                     $4.50
                           150,000                                     $6.00
                           150,000                                     $7.50

Such option is to be exercisable as hereinafter provided.

     2. Terms and Conditions. This option is subject to the following terms and conditions:

     (a) Expiration Date. The Expiration Date of this option is June 30, 2003.

     (b) Exercise of Option. This option is immediately exercisable by Optionee, in whole or in part, as of the date hereof. A partial exercise of this option shall not affect Optionee's right to exercise subsequently this option with respect to the remaining shares that are exercisable, subject to the conditions of this Agreement.

     (c) Method of Exercising and Payment for Shares. This option may be exercised only by written notice delivered to the attention of the Company's Secretary at the Company's principal office in Richmond, Virginia. The written notice shall specify the number of shares being acquired pursuant to the exercise of the option when such option is being exercised in part in accordance with subparagraph 2(b) hereof. The exercise date shall be the date upon which such notice is received by the Company. Such notice shall be accompanied by payment of the option price in full for each share either in cash in United States Dollars, or by the surrender of shares of Common Stock, or by cash equivalent acceptable to the Company or any combination thereof having an aggregate fair market value equal to the total option price for all the shares being purchased.

     (d) Nontransferability. This option is nontransferable.

     3. Fractional Shares. Fractional shares shall not be issuable hereunder.

     4. Investment Representation. Optionee agrees that, unless such shares shall previously have been registered under the Securities Act of 1933, as amended, (a) any shares purchased hereunder will be purchased for investment and not with a view to distribution or resale, and (b) until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with such Act. This investment representation shall terminate when such shares have been registered under the Securities Act of 1933, as amended. Optionee understands and agrees that transfer of such shares will be restricted in their resale and that each certificate evidencing the shares will bear the following legend, or one substantially similar thereto:

     The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and no transfer, sale, assignment, pledge, hypothecation or other disposition of the shares represented by this certificate may be made except (A) pursuant to the effective registration statement under the Act and any applicable state securities laws or (B) pursuant to an exemption from the provisions of Section 5 of the Act, and the rules and regulations in effect thereunder, and state securities laws.

     5. Change in Capital Structure. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by this option, and the price per share thereof, shall be proportionately adjusted and its terms shall be adjusted, to reflect (i) any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from any stock dividend (but only on, or payable in, Common Stock), stock split, subdivision, combination, reclassification or recapitalization, (ii) the issuance of rights, options, warrants or other securities exercisable for or convertible into Common Stock having an exercise or conversion price below the fair market value of the Common Stock on the date of such issuance, (iii) any change in the number of such shares outstanding resulting from the issuance of Common Stock for cash or property or labor or services by the Company, if the amount of cash, or, if other than cash consideration is received, the value of such other consideration (as determined in good faith by the Company's Board of Directors) is less than the fair market value of the Common Stock on the date of such issuance, or (iv) any spin-off, spin-out, split-up, split-off or other distribution of assets to shareholders.

     In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock.

     The grant of this option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     6. Sale of the Company. In the event that the Company enters into an agreement prior to the Expiration Date of this option whereby the Company shall be acquired by merger, share exchange or consolidation, or shall sell substantially all of its assets, the Board of Directors of the Company shall use its reasonable best efforts to see that this option is converted into an option to purchase the acquiring company's stock upon consummation of such transaction. In the event this option is not converted into an option for the purchase of shares in the acquiring company, then any unexercised portion of this option at such time shall be deemed to have a value equal to the price computed by using the Black-Scholes option pricing model using as inputs each option's expiration date and strike price, a price for the Common Stock of the Company equal to the acquisition price per share and an assumed volatility rate of 45%. The Company shall pay to Optionee such value on the date of consummation of such transaction.

     7. Continued Employment of C.E.O. If at any time prior to December 17, 1998, John L. Hobey ("Hobey") voluntarily terminates his employment with the Company as its Chief Executive Officer for any reason, or is terminated by the Company for (i) "Proper Cause" (as that term is defined in that certain Employment Agreement, dated June 17, 1998, between Hobey and the Company (the "Hobey Employment Agreement")) or (ii) death or disability (in accordance with the Hobey Employment Agreement), any unexercised portion of this option shall be immediately forfeited by the Optionee and shall be immediately null and void and without effect. If after December 17, 1998, but prior to June 17, 1999, Hobey's employment with the Company as its Chief Executive Officer is voluntarily terminated by him for any reason, or at any time is terminated by the Company for (x) "Proper Cause" (as that term is defined in the Hobey Employment Agreement) or (y) death or disability (in accordance with the Hobey Employment Agreement), then any unexercised portion of this option must be exercised within one (1) year from the date on which Hobey's employment with the Company as its Chief Executive Officer ceases, or this option will be forfeited by the Optionee and shall be immediately null and void and without effect. If, after June 17, 1999, Hobey's employment with the Company as its Chief Executive Officer is terminated for any reason (including voluntary resignation), there shall be no effect on this option and this option shall continue in accordance with its terms.

     8. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

         (A)      If to the Company, to it at the following address:

                  4299 Carolina Avenue
                  Building C
                  Richmond, Virginia  23222
                  Telecopier:  (804) 228-5656
                  Attn:  Chairman of the Board


                  with a copy to:

                  Williams Mullen Christian & Dobbins
                  1021 East Cary Street, 16th Floor
                  Richmond, Virginia  23219
                  Telecopier:  (804) 783-6507
                  Attention:  Theodore L. Chandler, Jr., Esquire


         (B)      If to the Optionee, to it at the following address:

                  Great Lakes Capital, LLC
                  310 South Street
                  Morristown, New Jersey 07960
                  Telecopier:  (973) 539-7909
                  Attention:  W. Sydnor Settle

                  with a copy to:

                  Dykema, Gossett P.C.
                  400 Renaissance Center
                  Detroit, Michigan 48243-1668
                  Telecopier:  (313) 568-6915
                  Attention:  Fredrick M. Miller, Esquire

     Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

     9. Amendments. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by the Company and Optionee.

     10. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise; provided that no party may assign this Agreement without the other party's prior written consent.

     11. Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     12. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Affiliates to submit, to the jurisdiction of the federal courts located in the City of Richmond, Virginia, and in the event that such federal courts shall not have subject matter jurisdiction over the relevant proceeding, then of the state courts located in the City of Richmond, Virginia, for the purpose of any action arising out of or based upon this Agreement or relating to the subject matter hereof or the transactions contemplated hereby, (ii) hereby waives, and agrees to cause each of its Affiliates to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Affiliates to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Affiliates to commence any action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Virginia law, as the case may be, and agrees that service of process by registered or certified mail, return receipt requested, is reasonably calculated to give actual notice. Notwithstanding anything contained in this paragraph 12 to the contrary with respect to the parties' forum selection, if an action is filed against a party to this Agreement, including its Affiliates, by a person who or which is not a party to this Agreement, an Affiliate of a party to this Agreement, or an assignee thereof (a "Third Party Action"), in a forum other than the federal district court or a state court located in the City of Richmond, Virginia, and such Third Party Action is based upon, arises from, or implicates rights, obligations or liabilities existing under this Agreement or acts or omissions pursuant to this Agreement, then the party to this Agreement, including its Affiliates, joined as a defendant in such Third Party Action shall have the right to file cross-claims or third-party claims in the Third Party Action against the other party to this Agreement, including its Affiliates, and even if not a defendant therein, to intervene in such Third Party Action with or without also filing cross-claims or third-party claims against the other party to this Agreement, including its Affiliates.

     13. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

     14. Name, Captions. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

     15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.


                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the Company and Optionee have caused this Agreement to be signed by duly authorized officers and managers, respectively, as of the date first above written.


GREAT LAKES CAPITAL, LLC                    OPEN PLAN SYSTEMS, INC.



By: /s/ W. Sydnor Settle                    By: /s/ Anthony F. Markel
        W. Sydnor Settle                            Anthony F. Markel
         Manager                                   Chairman of the Board